Exhibit 10.1

CHRISTOPHER & BANKS CORPORATION

2012 MANAGEMENT RETENTION PLAN

1.                                      PURPOSES.

The Company recently received an unsolicited offer to acquire the Company, which the Board recognizes can be highly disruptive to its day-to-day operations, and may cause certain key members of management (the “Eligible Employees”) to consider other employment opportunities.  In order to ensure that the most critical members of management remain fully engaged and focused on driving improved performance at the Company for the benefit of the Company’s stockholders, the Committee has adopted and the Board has ratified the Plan.  As a result, the Board and the Committee have determined that the adoption of the Plan is in the best interest of the Company and its stockholders.

2.                                      DEFINITIONS.

(a)                                 “Administrator” means Plan administrator as described in Section 3.

(b)                                 “Adoption Date” means the date of the Plan’s original adoption by the Committee.

(c)                                  “Base Salary” means the annualized base salary paid by the Company or its subsidiaries to an Eligible Employee without regard to bonuses and other incentive compensation.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” means:  (i) any fraud, misappropriation or embezzlement by an Eligible Employee in connection with or affecting the business of the Company or its affiliates, (ii) any conviction of (including any plea of guilty or no contest to) a felony or a gross misdemeanor by an Eligible Employee, (iii) any gross neglect or persistent neglect by an Eligible Employee to perform the duties assigned to such Eligible Employee or any other act that can be reasonably expected to cause substantial economic or reputational injury to the Company, or (iv) any material violation of the Company’s written policies, procedures or codes of conduct by an Eligible Employee; provided that, in connection with clauses (iii) and (iv), the Eligible Employee shall first have received a written notice from the Company’s Chief Executive Officer or the Board that summarizes and reasonably describes the manner in which such Eligible Employee has grossly or persistently neglected his or her duties, engaged in an act reasonably expected to cause substantial injury, or materially violated a Company policy, procedure or code of conduct (the “Event”) and, to the extent the Event is capable of being cured, such Eligible Employee shall have fourteen (14) calendar days from the date notice of the Event is delivered to such Eligible Employee (via electronic mail, regular mail, in person or otherwise) to cure the same, but the Company is not required to give written notice of, nor shall an Eligible Employee have a period to cure the same or any similar failure, which was the subject of an earlier written notice to such Eligible Employee under this Section 2(e).

(f)                                   “Change in Control” shall have the meaning ascribed to that term under Section 10 of the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan, as the same may be amended from time to time.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulations, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

(h)                                 “Committee” means the Compensation Committee of the Board, or its successor.

(i)                                    “Company” means Christopher & Banks Corporation, a Delaware corporation and any successor.

(j)                                    “Distribution Event” means, with respect to an Eligible Employee, the earliest to occur of the following events:

(1)         the one-year anniversary of the Adoption Date;

(2)         as a result of or following a Change in Control, the Eligible Employee is terminated involuntarily by the Company (or a subsidiary) without Cause; or

(3)         as a result of or following a Change in Control, the Eligible Employee resigns from employment with the Company and all subsidiaries for Good Reason.

(k)                                 “Eligible Employee” means any individual employed by the Company, or any subsidiary of the Company, who is designated by the Board or the Committee in writing from time to time as an Eligible Employee for purposes of the Plan.

(l)                                    “Good Reason” means:  (i) if the Eligible Employee is a party to an employment (or similar) agreement with the Company or any subsidiary that defines the word “good reason” (or “constructive termination” or similar term), then Good Reason for purposes of this Plan shall have the meaning ascribed to it under that agreement; and (ii) if there is no such agreement or definition, Good Reason means the Eligible Employee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events without the consent of the Eligible Employee: (A) the assignment to the Eligible Employee of duties inconsistent with, or the removal of duties material to the usual and customary performance of, the Eligible Employee’s position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Eligible Employee; (B) a material reduction in base salary, except for an across-the-board reduction of not more than 10% per person, and applicable to all Eligible Employees; (C) a material reduction in aggregate benefits available to the Eligible Employee; or (D) the relocation of the office at which the Eligible Employee is principally employed to a location more than 50 miles from such office.  “Good Reason Process” shall mean that (V) the Eligible Employee determines that a Good Reason condition has occurred; (W) the Eligible Employee notifies the Company in writing of the Good Reason condition within 90 days of the first occurrence of such condition; (X) 30 days following such notice (the “Cure Period”) shall have passed, during which the Company shall use its best efforts to remedy such condition; (Y) notwithstanding the Company’s efforts, the Good Reason condition continues to exist at the end of the Cure Period; and (Z) the Eligible Employee terminates his employment within 60 days after the end of the Cure Period.  If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(m)                             “Plan” means the Christopher & Banks Corporation 2012 Management Retention Plan.

(n)                                 “Retention Amount” means, for any Eligible Employee, a lump sum cash payment equal to the Eligible Employee’s Base Salary as in effect immediately prior to the Distribution Event; provided, however, that, if the Distribution Event follows a Change in Control, Base Salary shall not be less than the Eligible Employee’s highest rate of Base Salary in effect within the 12-month period immediately preceding the Change in Control.

3.                                      ADMINISTRATION.

(a)                                 For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control.  Within 30 days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer (the “Ex-CEO”).  The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved as the Administrator, or (ii) the expiration of the 30-day period following the Change in Control.  If an independent third party as the Administrator is not selected within 30 days of such Change in Control, the Committee, as described in the immediately preceding sentence, shall be the Administrator.  Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) only with the approval of the Ex-CEO.  Upon and after a Change in Control, the Administrator may not be terminated by the Company.  All questions of interpretation of this Plan shall be determined by the Administrator.  Each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan shall be conclusive and binding for all purposes and on all persons.  The Administrator shall not be liable for any action or determination made in good faith with respect to this Plan.

(b)                                 Except as prohibited by applicable law, the Company shall defend, indemnify and hold harmless from any and all liabilities, costs and expenses (including, but not limited to, legal fees), to the extent not covered by insurance, each Administrator, who is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding with respect to the Plan, wherever brought, whether civil, criminal, administrative or investigative.  No such indemnification, however, shall be required or provided if such liability arises (i) from the individual Administrator’s claim for such individual Administrator’s own benefit, (ii) from the proven willful misconduct, fraud or the bad faith of the individual Administrator, or (iii) from the criminal misconduct of such individual Administrator, if the individual Administrator had reason to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the individual Administrator did not act in good faith, was grossly negligent and, with respect to any criminal action or proceeding, had reasonable cause to believe that the individual Administrator’s conduct was unlawful.  This indemnification shall continue as to an individual who has ceased to be an Administrator and shall inure to the benefit of the heirs, executors and administrators of such an individual.  This indemnification shall be in addition to and not in lieu of any indemnification available as a matter of law, under the governing documents of the Company or otherwise.

4.                                      DISTRIBUTIONS.

(a)                                 An Eligible Employee must remain an employee of the Company (or a subsidiary of the Company) until a Distribution Event to be eligible to receive his or her Retention Amount.  Upon termination of an Eligible Employee’s employment prior to a Distribution Event, such Eligible Employee shall no longer be an Eligible Employee in the Plan and shall not be entitled to any distributions hereunder.

(b)                                 Retention Amounts shall be distributed to Eligible Employees as soon as practicable after the Distribution Event, but in no event later than 10 business days after the Distribution Event.

(c)                                  Any amounts payable pursuant to this Plan shall be paid in addition to (and not in lieu of) any bonus, incentive, severance or other benefit amounts payable to the Eligible Employee under any employee benefit plans of the Company or its subsidiaries.

5.                                      AMENDMENT OR TERMINATION OF THE PLAN.

(a)                                 Except as provided in Section 10, the provisions of the Plan may not be amended if any such amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the Change in Control) to any Eligible Employee entitled to payment under the Plan.

(b)                                 The Plan shall terminate automatically on the 10th business day after all Retention Amounts have been distributed to Eligible Employees following the one-year anniversary of the Adoption Date, except to resolve claims for benefits under the Plan arising on or before the Plan’s termination date.  The Plan may not be terminated except under the circumstances described herein.

6.                                      NO GUARANTEE OF FUTURE SERVICE.

Selection of an individual to participate as an Eligible Employee under the Plan shall not provide any guarantee or promise of continued employment of the Eligible Employee with the Company (or any of its subsidiaries), and the Company (or any subsidiary employing an Eligible Employee) retains the right to terminate the employment of any employee at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.

7.                                      TAX WITHHOLDING.

The Company shall withhold from any distributions under the Plan any amount required to satisfy the Company’s income and employment tax withholding obligations under federal and state law.

8.                                      BONUS PLAN.

This Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and shall be construed and administered in accordance with such intention.

9.                                      NONASSIGNABILITY.

To the maximum extent permitted by law, an Eligible Employee’s right or benefits under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, other than by will or the laws of descent and distribution in the case of an Eligible Employee who dies after a Distribution Event but before payment is made.  Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

10.                               CODE SECTION 409A.

The Company and each Eligible Employee will work together in good faith to consider either (i) amendments to this Plan; or (ii) revisions to the Plan with respect to the payment of any bonus amounts, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Eligible Employee under Section 409A of the Code and any Treasury Regulations and Internal Revenue Service guidance thereunder.  It is intended that this Plan comply with Section 409A of the Code and all other applicable IRS guidance issued with respect to Section 409A to the extent applicable.

11.                               CHOICE OF LAW.

All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of Delaware without regard to its conflict of laws provisions.

12.                               VENUE.

Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Plan or any provision hereof shall be litigated only in the State of Minnesota, Hennepin County District Court, or the United States District Court for the District of Minnesota.  Each Eligible Employee waives any right the Eligible Employee may have to transfer or change the venue of any litigation brought against the Eligible Employee by the Company, pursuant to the preceding sentence.

13.                               INDIVIDUAL AGREEMENTS

Each Eligible Employee’s participation in the Plan shall be evidenced by an agreement between such Eligible Employee and the Company (an “Agreement”).

14.                               ATTORNEYS’ FEES

Should any litigation be commenced by or on behalf of an Eligible Employee to enforce the provisions of the Plan or such Eligible Employee’s individual Agreement, the Eligible Employee, if successful (as it relates solely to the issue of enforcement of the terms of this Plan or such individual’s Agreement in such litigation) shall be entitled to recover, in addition to such other relief as the court may award, reasonable attorneys’ fees and all other costs and expenses incurred by or on behalf of such Eligible Employee in connection with such litigation.